EXHIBIT 32.2

CERTIFICATION OF

CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q/A of Sanwire Corporation (Formerly, NT Mining Corporation) for the quarter ended June 30, 2013, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)	the Quarterly Report on Form 10-Q/A of Sanwire Corporation (Formerly, NT Mining Corporation) for the quarter ended June 30, 2013, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2013, fairly presents in all material respects, the financial condition and results of operations of Sanwire Corporation (Formerly, NT Mining Corporation).

Dated: September 17, 2013	/s/ J Roland Vetter
J Roland Vetter, Chief Financial Officer and Director